UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2021

Boston Private Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	001-35070	04-2976299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of class	Trading symbol(s)	Name of exchange on which registered
Common Stock, Par Value $1.00 per Share	BPFH	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on January 4, 2021, Boston Private Financial Holdings, Inc., a Massachusetts corporation (“Boston Private”), entered into an Agreement and Plan of Merger (the “merger agreement”) with SVB Financial Group, a Delaware corporation (“SVB Financial”). The merger agreement provides that, upon the terms and subject to the conditions set forth therein, Boston Private will merge with and into SVB Financial (the “merger”), with SVB Financial continuing as the surviving entity in the merger. Following the merger, Boston Private’s wholly-owned subsidiary, Boston Private Bank & Trust Company, will merge with and into SVB Financial’s wholly-owned subsidiary, Silicon Valley Bank (the “bank merger”), with Silicon Valley Bank continuing as the surviving entity in the bank merger. The merger agreement was unanimously approved by the Board of Directors of each of SVB Financial and Boston Private.

In connection with the proposed merger, SVB Financial filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus, as amended, and filed a definitive proxy statement/prospectus with the SEC dated March 17, 2021 (the “proxy statement/prospectus”), which Boston Private first mailed to its shareholders on or about March 19, 2021.

Following the announcement of the merger agreement, as of the date of this Current Report on Form 8-K, eight lawsuits challenging the merger have been filed. The first lawsuit, captioned Shiva Stein v. Boston Private Financial Holdings, Inc. et al., No. 3:21-cv-01171, was filed in the U.S. District Court for the Northern District of California on February 17, 2021. The second lawsuit, captioned Richard Savoy v. Boston Private Financial Holdings, Inc. et al., No. 1:21-cv-01480, was filed in the U.S. District Court for the Southern District of New York on February 18, 2021. The third lawsuit, captioned Tremaine Moore v. Boston Private Financial Holdings, Inc. et al., No. 1:21-cv-01939, was filed in the U.S. District Court for the Southern District of New York on March 5, 2021. The fourth lawsuit, captioned Brandon Maharrey v. Boston Private Financial Holdings, Inc. et al., No. 1:21-cv-01966, was filed in the U.S. District Court for the Southern District of New York on March 5, 2021. The fifth lawsuit, captioned Catherine Coffman v. Boston Private Financial Holdings, Inc. et al., No. 3:21-cv-01791, was filed in the U.S. District Court for the Northern District of California on March 15, 2021. The sixth lawsuit, captioned Amy Maguire v. Boston Private Financial Holdings, Inc. et al., No. 1:21-cv-01816, was filed in the U.S. District Court for the Eastern District of New York on April 2, 2021. The seventh lawsuit, captioned Eric Sabatini v. Boston Private Financial Holdings, Inc. et al., No. 3:21-cv-02619, was filed in the U.S. District Court for the Northern District of California on April 12, 2021. The eighth lawsuit, captioned Marc Waterman v. Boston Private Financial Holdings, Inc. et al., No. 2:21-cv-01736, was filed in the U.S. District Court for the Eastern District of Pennsylvania on April 13, 2021. The complaints filed in the lawsuits allege, among other things, that the registration statement on Form S-4 filed in connection with the merger fails to disclose certain allegedly material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder.  We refer to the eight lawsuits collectively as the “merger litigation.”

Boston Private and SVB Financial believe that the claims asserted in the merger litigation are without merit and supplemental disclosures are not required or necessary under applicable laws.  However, in order to avoid the risk that the merger litigation delays or otherwise adversely affects the merger, and to minimize the costs, risks and uncertainties inherent in defending the lawsuits, and without admitting any liability or wrongdoing, Boston Private and SVB Financial have agreed to supplement the proxy statement/prospectus as described in this Current Report on Form 8-K.  Boston Private, SVB Financial and the other named defendants deny that they have violated any laws or breached any duties to Boston Private’s shareholders.  Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.  To the contrary, Boston Private and SVB Financial specifically deny all allegations in the merger litigation that any additional disclosure was or is required.

Supplemental Disclosures to Proxy Statement/Prospectus in Connection with the Merger Litigation

The additional disclosures (the “supplemental disclosures”) in this Current Report on Form 8-K supplement the disclosures contained in the proxy statement/prospectus and should be read in conjunction with the disclosures contained in the proxy statement/prospectus, which should be read in its entirety.  To the extent that information set forth in the supplemental disclosures differs from or updates information contained in the proxy statement/prospectus, the information in this Current Report on Form 8-K shall supersede or supplement the information contained in the proxy statement/prospectus.  All page references are to the proxy statement/prospectus and terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus.

1.	The disclosure in the first sentence of the third paragraph on page 49 of the proxy statement/prospectus under the heading “Background of the Merger” is hereby amended and restated as follows:

In the early days of the COVID-19 pandemic in March 2020, Greg Becker, President and Chief Executive Officer of SVB Financial, and Mr. DeChellis were introduced by an investment banker, who has not been engaged by either Boston Private or SVB Financial and is not receiving a fee in connection with the transaction.

2.	The disclosure in the fifth paragraph on page 49 of the proxy statement/prospectus under the heading “Background of the Merger” is hereby amended and restated as follows:

In early July 2020, representatives of SVB Financial requested additional information regarding Boston Private in order to enable SVB Financial to conduct due diligence in respect of a potential transaction. In response to this request, representatives of Boston Private notified representatives of SVB Financial that as a condition to any additional diligence materials being provided, Boston Private would require that the parties’ prior confidentiality agreement be revised to include, among other provisions, a customary standstill provision that would, among other things, prevent SVB Financial from making a proposal to acquire or engage in a strategic business combination with Boston Private without negotiating with the Boston Private board. On July 15, 2020, the parties entered into an amended and restated confidentiality agreement. At no point in the course of the negotiations relating to the merger did Boston Private enter into a standstill or similar agreement with any other potential counterparty to a strategic business combination transaction.

3.	The disclosure under the heading “Boston Private Public Trading Comparables Analysis” is supplemented by adding the following after the second paragraph on page 66 of the proxy statement/prospectus:

Morgan Stanley used the following multiples for Boston Private, in connection with its Price / 2021 EPS, Price / 2022 EPS and Price / Tangible Book Value analyses:

Name	Price / 2021E EPS (x)	Price / 2022E EPS (x)	Price / Tangible Book Value (x)
Boston Private	13.6	11.4	0.9
Fulton Financial Corporation	13.5	12.1	1.1
Customers Bancorp	4.5	5.8	0.7
Community Bank System	21.2	20.8	2.7
Northwest Bancshares, Inc.	13.1	12.4	1.4
WSFS Financial Corporation	14.5	13.2	1.7
Independent Bank Corp.	20.7	19.2	2.1
Sandy Spring Bancorp	9.8	9.2	1.5
NBT Bancorp	12.9	12.3	1.6
TriState Capital Holdings	15.7	9.8	1.1

First Commonwealth Financial Corporation	12.7	11.4	1.4
Tompkins Financial Corporation	14.7	14.8	1.7
Univest Financial Corporation	12.4	10.4	1.2
The Bancorp, Inc.	8.2	7.0	1.4
Peapack-Gladstone Financial Corporation	12.5	9.4	0.9
Washington Trust Bancorp	13.4	14.4	1.7
Bryn Mawr Bank Corporation	11.9	10.8	1.5

4.	The disclosure in the third paragraph on page 66 of the proxy statement/prospectus under the heading “Boston Private Public Trading Comparables Analysis” is hereby amended and restated as follows:

Based on the analysis of the relevant metrics for each of the selected banks, and taking into account differences between Boston Private and the selected banks, including with respect to historical profitability, cost of deposits and credit metrics, Morgan Stanley selected a range of multiples, upon the application of Morgan Stanley’s professional judgment and experience, and taking into account, among other factors, the Price / 2021E EPS and the Price / 2022E EPS multiples for the selected companies, and applied this range of multiples to the relevant financial statistics for Boston Private. For purposes of this analysis, Morgan Stanley utilized estimated diluted earnings per share for 2021 and 2022 as set forth in the Boston Private Street Forecasts and the Boston Private Financial Projections.

5.	The disclosure in the second paragraph on page 67 of the proxy statement/prospectus under the heading “Boston Private Public Trading Comparables Analysis” is hereby amended and restated as follows:

Morgan Stanley also did a regression-based analysis based on Price / Tangible Book Value versus 2022 return on tangible common equity for each of the selected companies. The range of estimated regression-based analysis implied values represents a 25% to 15% discount to the value implied by the regression line equation. The range of discount rates was selected, upon the application of Morgan Stanley’s professional judgment and experience, and taking into account, among other things, the current and historical trading relationship to the regression lines. Utilizing a 2022 return on tangible common equity estimate for Boston Private of 7.2%, as set forth in the Boston Private Street Forecasts, the low-end range of $8.30 represents the implied value if Boston Private were valued at 75% of the value implied by the regression line and the high-end range of $9.41 represents the implied value if Boston Private were valued at 85% of the value implied by the regression line. Utilizing a 2022 return on tangible common equity estimate for Boston Private of 8.0%, as set forth in the Boston Private Financial Projections, the low-end range of $8.76 represents the implied value if Boston Private were valued at 75% of the value implied by the regression line and the high-end range of $9.92 represents the implied value if Boston Private were valued at 85% of the value implied by the regression line.

6.	The disclosure in the last paragraph on page 67 of the proxy statement/prospectus under the heading “Boston Private Dividend Discount Analysis” is hereby amended and restated as follows:

Morgan Stanley based its analysis on a range of terminal forward multiples of 11.0x to 13.0x to the terminal year 2025 estimated earnings, a range of discount rates of 8.5% to 10.5%, which was selected to reflect Boston Private’s estimated cost of equity taking into account the capital asset pricing model, and a 1.0% opportunity cost of cash, which was selected by Morgan Stanley, upon application of its professional judgment and experience, and authorized for use by the management of Boston Private. The range of terminal forward multiples was selected, upon the application of Morgan Stanley’s professional judgment and experience, and taking into account, among other factors, the Price / 2021E EPS and the Price / 2022E EPS multiples for the selected companies. Utilizing the range of discount rates and terminal value multiples, Morgan Stanley derived an implied valuation range of present value indications per share of Boston Private common stock ranging from $7.14 to $8.89 using the Boston Private Street Forecasts and $7.70 to $9.66 using the Boston Private Financial Projections.

7.	The disclosure under the heading “SVB Financial Public Trading Comparables Analysis” is supplemented by adding the following after the second paragraph on page 69 of the proxy statement/prospectus:

Morgan Stanley used the following multiples for SVB Financial, in connection with its Price / 2021E EPS, Price / 2022E EPS and Price / Tangible Book Value analyses:

Name	Price / 2021E EPS (x)	Price / 2022E EPS (x)	Price / Tangible Book Value (x)
SVB Financial	22.2	19.6	2.8
Fifth Third Bancorp	11.7	10.2	1.2
Citizens Financial Group	12.3	10.3	1.1
KeyCorp	12.1	9.9	1.2
Northern Trust Corporation	15.5	14.2	2.0
Regions Financial Corporation	11.1	9.8	1.4
M&T Bank Corporation	12.3	11.1	1.6
First Republic Bank	24.5	22.1	2.7
Huntington Bancshares Incorporated	11.6	10.2	1.5
Comerica Incorporated	13.7	12.7	1.1
Zions Bancorporation	12.7	11.5	1.2
People’s United Financial	11.9	11.2	1.3
Synovus Financial Corp.	11.4	10.2	1.2

8.	The disclosure in the third paragraph on page 69 of the proxy statement/prospectus under the heading “SVB Financial Public Trading Comparables Analysis” is hereby amended and restated as follows:

Based on the analysis of the relevant metrics for each of the selected banks, Morgan Stanley selected a range of multiples, upon the application of Morgan Stanley’s professional judgment and experience, and taking into account, among other factors, the Price / 2021E EPS and the Price / 2022E EPS multiples for the selected companies, and applied this range of multiples to the relevant financial statistics for SVB Financial. For purposes of this analysis, Morgan Stanley utilized estimated diluted earnings per share for 2021 and 2022 as set forth in the SVB Financial Street Forecasts.

9.	The disclosure in the fifth paragraph on page 69 of the proxy statement/prospectus under the heading “SVB Financial Public Trading Comparables Analysis” is hereby amended and restated as follows:

Morgan Stanley also did a regression-based analysis based on Price / Tangible Book Value versus 2022 return on tangible common equity for each of the selected companies. The range of estimated regression-based analysis implied values represents a 15% to 60% premium to the value implied by the regression line equation. The range of premium was selected, upon the application of Morgan Stanley’s professional judgment and experience, and taking into account, among other things, the current and historical trading relationship to the regression lines. Utilizing a 2022 return on tangible common equity estimate for SVB Financial of 11.6%, as set forth in the SVB Financial Street Forecasts, the low-end range of $240.57 represents the implied value if SVB Financial were valued at 115% of the value implied by the regression line and the high-end range of $334.71 represents the implied value if SVB Financial were valued at 160% of the value implied by the regression line.

10.	The disclosure in the first complete paragraph on page 70 of the proxy statement/prospectus under the heading “SVB Financial Dividend Discount Analysis” is hereby amended and restated as follows:

Morgan Stanley based its analysis on a range of terminal forward multiples of 14.0x to 22.0x to the terminal year 2025 estimated earnings, a range of discount rates of 7.2% to 9.2%, which was selected to reflect SVB Financial’s estimated cost of equity taking into account the capital asset pricing model, and a 1.0% opportunity cost of cash, which was selected by Morgan Stanley, upon application of its professional judgment and experience, and authorized for use by the management of Boston Private. The range of terminal forward multiples was selected, upon the application of Morgan Stanley’s professional judgment and experience, and taking into account, among other factors, the Price / 2021E EPS and the Price / 2022E EPS multiples for the selected companies. Utilizing the range of discount rates and terminal value multiples, Morgan Stanley derived an implied valuation range of present value indications per share of SVB Financial common stock ranging from $293.15 to $467.36.

11.
The disclosure in the last paragraph on page 71 and continuing on page 72 of the proxy statement/prospectus under the heading “SVB Financial Analyst Price Targets Analysis” is hereby amended and restated as follows:

Under the terms of its engagement letter, as compensation for its services relating to the merger, Boston Private has agreed to pay Morgan Stanley a fee of $10 million in the aggregate, $2 million of which was payable upon the rendering of its opinion and $8 million of which is contingent upon the consummation of the merger. Boston Private has also agreed to reimburse Morgan Stanley for certain of its reasonable out-of-pocket expenses incurred in performing its services. In addition, Boston Private has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses related to or arising out of Morgan Stanley’s engagement. During the two years preceding the date of delivery of Morgan Stanley’s written opinion, Morgan Stanley and its affiliates have served as a book manager on two capital offerings for SVB Financial in December 2019 and June 2020 for which Morgan Stanley and its affiliates have received aggregate fees of approximately $2 to 4 million. Morgan Stanley disclosed its prior relationships with SVB Financial to Boston Private on September 12, 2020 and the Boston Private board was aware of those relationships at the time of its approval of the merger. In the two years preceding the date of delivery of Morgan Stanley’s written opinion, Morgan Stanley and its affiliates did not receive any fees for providing investment banking services to Boston Private other than in connection with the transactions contemplated by the merger agreement. Morgan Stanley may also seek to provide financial advisory and financing services to Boston Private, SVB Financial and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

12.	The disclosure in the second paragraph on page 72 of the proxy statement/prospectus under the heading “Certain Unaudited Financial Information” is hereby amended and restated as follows:

Specifically, the following table includes Boston Private unaudited prospective financial information as of and for the years ending, as applicable, December 31, 2021 and 2022 provided by Boston Private management to Morgan Stanley and discussed by Boston Private with Morgan Stanley, used in certain analyses in connection with its fairness opinion to the Boston Private board. As noted below, the unaudited prospective financial information in the following table reflects the information used in certain analyses in connection with Morgan Stanley’s fairness opinion to the Boston Private board, and is distinct from the highly optimistic and highly pessimistic scenarios discussed with the Boston Private board in September 2020 and November 2020, as applicable, as described below.

13.	The disclosure under the heading “Certain Unaudited Financial Information” is supplemented by adding the following directly below the second paragraph on page 72 of the proxy statement/prospectus:

	Year Ending December 31,
	($ in millions, except per share amounts)
	2021E	2022E
Net Interest Income	$232.0	$244.4
Wealth Advisory Fees	$33.9	$36.4
Wealth Management & Trust Fees	$44.2	$55.8
All Other Fee Income	$14.3	$17.0
Core Fees And Income	$92.4	$109.2
Total Other Income	$0.8	$0.7
Total Revenue	$325.1	$354.2
Operating Expenses	($247.7)	($256.5)
Other Expenses	($2.3)	($2.2)
PPNR	$75.1	$95.4
Provision	($16.5)	($11.2)
Pre-Tax Income	$58.6	$84.2
Net Income	$49.6	$68.1
Diluted Earnings per Share	$0.59	$0.80

14.	The disclosure in the third paragraph on page 73 of the proxy statement/prospectus under the heading “Certain Unaudited Financial Information” is hereby amended and restated as follows:

With respect to the Wall Street equity research consensus estimates for SVB Financial, with the approval of Boston Private management, Morgan Stanley assumed annual net income and risk-weighted asset growth rates of 8.0% as of and for each of the years ending, as applicable, December 31, 2023, 2024 and 2025, and assumed a target CET1 ratio of 11.0% as of December 31, 2021, 2022, 2023, 2024 and 2025. The foregoing equity research consensus estimates were the only material financial projections with respect to SVB Financial that Morgan Stanley utilized in its fairness analyses.

15.	The disclosure in the fourth paragraph on page 73 of the proxy statement/prospectus under the heading “Certain Unaudited Financial Information” is hereby amended and restated as follows:

With the approval of Boston Private management, for purposes of certain of its analyses, Morgan Stanley used estimates relating to certain anticipated strategic, financial and operational benefits to SVB Financial arising from, and following the completion of, the merger, including estimated annual run-rate cost savings of 20% of Boston Private’s expected non-interest expenses for the year ended December 31, 2020, phased in 25% in 2021, 75% in 2022 and 100% thereafter. With the approval of Boston Private management, for purposes of certain of its analyses, Morgan Stanley also used estimates relating to certain anticipated costs to SVB Financial in connection with and arising from the merger, including $200 million of estimated pre-tax restructuring costs relating to growth investments and integration. These constitute all of the material estimated synergies used by Morgan Stanley in its analyses.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

FORWARD-LOOKING STATEMENTS
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including but not limited to Boston Private’s and/or SVB Financial’s or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in Boston Private’s and SVB Financial’s reports filed with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Boston Private’s shareholders on the expected terms and schedule; delay in closing the merger; the outcome of any legal proceedings that have been instituted against SVB Financial or Boston Private; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; difficulties and delays in integrating Boston Private’s business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; the inability to retain existing Boston Private clients; the inability to retain Boston Private employees; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; and the impact of the global COVID-19 pandemic on Boston Private’s and/or SVB Financial’s businesses, the ability to complete the proposed merger and/or any of the other foregoing risks.  Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, SVB Financial has filed with the SEC a registration statement on Form S-4 that includes the proxy statement of Boston Private and a prospectus of SVB Financial. The registration statement on Form S-4, as amended, was declared effective by the SEC on March 17, 2021, and Boston Private commenced mailing of the definitive proxy statement/prospectus to its shareholders on or about March 19, 2021. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF BOSTON PRIVATE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

A free copy of the definitive proxy statement/prospectus, as well as other filings containing information about SVB Financial and Boston Private, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of documents filed with the SEC by SVB Financial will be made available free of charge on SVB Financial’s website at http://ir.svb.com or by contacting SVB Financial’s Investor Relations department at 408.654.7400; 3005 Tasman Drive, Santa Clara, CA 95054; or ir@svb.com. Copies of documents filed with the SEC by Boston Private will be made available free of charge on Boston Private’s website at http://ir.bostonprivate.com or by contacting Boston Private’s Investor Relations department at 617.912.4386; 10 Post Office Square, Boston, MA 02109; or abromley@bostonprivate.com.

PARTICIPANTS IN THE SOLICITATION

SVB Financial, Boston Private and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Boston Private in connection with the proposed merger. Information about the directors and executive officers of SVB Financial is set forth in the proxy statement for SVB Financial’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 4, 2021, and other documents filed by SVB Financial with the SEC. Information about the directors and executive officers of Boston Private is set forth in Boston Private’s Form 10-K for the year ended December 31, 2020, as amended, and other documents filed by Boston Private with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive proxy statement/prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: April 16, 2021	By:	/s/ Steven M. Gaven
Steven M. Gaven
Executive Vice President, Chief Financial Officer